Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

DEBENTURE

December 30, 2016	$1,000,000.00

FOR VALUE RECEIVED, Foothills Exploration, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Full Wealth Investment Hong Kong Limited, a limited liability company organized under the laws of Hong Kong, or its successors or assigns ( the “Holder”), the principal amount of One Million and 00/100 United States Dollars (USD$1,000,000.00) on or prior to 120 days from the Funding Date (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at an interest rate of 9% per annum (the “Applicable Rate”) calculated at and commencing as of the date the proceeds hereunder are funded to the Company (the “Funding Date”), in accordance with the terms hereof.

1.            Payments of Principal and Interest.

(a)          Payment of Principal. The principal amount of this debenture (the “Debenture”) shall be paid to the Holder on or prior to the Maturity Date.

(b)          Payment of Interest. Interest on the unpaid principal balance of this Debenture shall accrue at the Applicable Rate commencing on the Funding Date. Interest shall be computed on the basis of a 365-day year and paid for the actual number of days elapsed. Accrued and unpaid interest under this Debenture shall be paid in full on the Maturity Date.

(c)          Payment of Default Interest. Any amount of principal or interest on this Debenture which is not paid when due shall bear interest at 11% per annum until collected (the “Default Rate”).

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(d)          General Payment Provisions. All payments of principal and interest on this Debenture shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Debenture, “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks in the State of California are authorized or required by law or executive order to remain closed.

2.           Voting Rights. The Holder shall have no voting rights under this Debenture, except as required by applicable law, and as expressly provided in this Debenture.

3.           Defaults and Remedies.

(a)          Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Company shall fail to pay any installment of interest, principal or other sums due under this Debenture within ten (10) business days of when any such payment shall be due and payable; (ii) the Company makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Company, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Company insolvent, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (v) the Company files a petition in bankruptcy under the provisions of any Debtor Relief Law; (vi) the Company admits, in writing, its inability to pay its debts as they become due (provided, however, that receipt by the Company of an audit letter from its accountants questioning the viability of the Company as a going concern shall not, in and of itself, be construed as an admission by the Company of its inability to pay its debts as they become due); (vii) a proceeding or petition in bankruptcy is filed against the Company and such proceeding or petition is not dismissed within ninety (90) days from the date it is filed; (viii) the Company files a petition or answer seeking reorganization or arrangement under any Debtor Relief Law or similar law of any other foreign country; or (ix) the Company shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Debenture on the part of the Company to be performed complied with or abided by, and such failure is not cured within thirty (30) days after written notice of such failure is delivered by Holder to the Company. “Debtor Relief Law” means the Bankruptcy Code of the United States (Title 11), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

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(b)          Remedies. Upon the occurrence of one or more Events of Default, the Holder, at its option and without further notice, demand or presentment for payment to the Company or others, may declare the then outstanding principal balance of this Debenture, together with all other sums due under the Debenture, immediately due and payable, together with all accrued and unpaid interest thereon and thereafter all such sums shall bear interest at the Default Rate, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment thereof (whether such reasonable fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Debenture.

4.           Lost or Stolen Debenture. Upon notice to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and customary for similar circumstances in commercial lender/borrower circumstances, and, in the case of mutilation, upon surrender and cancellation of the Debenture, the Company shall execute and deliver a new Debenture of like tenor and date and in substantially the same form as this Debenture.

5.           Cancellation. After all principal, accrued interest and all other sums at any time owed on this Debenture have been paid in full, this Debenture shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

6.           Governing Law. This Debenture shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Debenture shall be governed by, the laws of the State of California, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, provided, however, nothing contained herein shall limit the Holder’s ability to bring suit or enforce this Debenture in any other jurisdiction. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

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8.           Specific Shall Not Limit General; Construction. No specific provision contained in this Debenture shall limit or modify any more general provision contained herein. This Debenture shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

9.           Failure or Indulgence Not Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

10.          Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing.

11.         Usury Savings Clause. Notwithstanding any provision in this Debenture, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Debenture or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Debenture, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Debenture immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Debenture may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Debenture greater than the highest non-usurious rate of interest that may be charged under applicable law.

12.         Attorneys’ Fees and Costs. Holder shall be entitled to receive and Company agrees to pay all expenses incurred by Holder (including the fees, costs, charges and disbursements of any counsel engaged or retained by Holder) in connection with any litigation or controversy connected with this Debenture or the transactions contemplated hereby, including under any Debtor Relief Laws, receivership, injunction or other proceeding, or any appeal from or petition for review of any such proceeding, involving the Company, or any workout, renegotiation or restructuring of the transactions contemplated by this Debenture or otherwise incurred by Holder after the occurrence of an Event of Default.

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13.          Binding Effect. This Debenture shall be binding upon the Company and the successors and assigns of the Company and shall inure to the benefit of Holder and the successors and assigns of Holder.

14.          Severability. In the event any one or more of the provisions of this Debenture shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Debenture operates or would prospectively operate to invalidate this Debenture, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Debenture. The remaining provisions of this Debenture shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

15.          Participations. Holder may from time to time sell or assign, in whole or in part, or grant participations in this Debenture and/or the obligations evidenced hereby, subject, however, to first obtaining the Company’s written consent. The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Company (to the extent of such holder’s interest or participation), in each case as fully as though the Company was directly indebted to such holder.

16.          Amendments. The provisions of this Debenture may be changed only by a written agreement executed by the Company and Holder.

[Signature pages follows]

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IN WITNESS WHEREOF, the Company has caused this Debenture to be executed on and as of the date set forth above.

FOOTHILLS EXPLORATION, INC., a Delaware corporation

By:	/s/ B. P. Allaire

Name: B. P. Allaire

Title: Chief Executive Officer

[Signature Page to Promissory Debenture]